Exhibit 5.1

[Gibson, Dunn & Crutcher Letterhead]

Client Matter No.: 30668-00026

Direct: (212)351-4000

Fax: (212)351-4035

June 4, 2010

CoreLogic, Inc.

4 First American Way

Santa Ana, California 92707

Re:	CoreLogic, Inc. Registration Statement on Form S-3 Common Stock

Ladies and Gentlemen:

We have acted as counsel to CoreLogic, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 dated June 4, 2010 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed sale from time to time pursuant to Rule 415 under the Securities Act of up to $400,000,000 of shares (the “Registered Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and a prospectus supplement dated June 4, 2010 relating to the resale of up to 12,933,265 Registered Shares issued to First American Financial Corporation (“First American Financial”) and First American Title Insurance Company (the “Resale Shares”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Separation and Distribution Agreement dated June 1, 2010, by and between the Company, as successor to The First American Corporation, and First American Financial (the “Separation and Distribution Agreement”), specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

June 4, 2010

We have assumed without independent investigation that:

(i)        at the time any shares of Common Stock are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii)        at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Registered Shares offered thereby and all related documentation and will comply with all applicable laws;

(iii)        Registered Shares will be issued and sold in the manner stated in the Registration Statement and any applicable prospectus supplement;

(iv)        at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Registered Shares and any related documentation shall have been duly completed and shall remain in full force and effect;

(v)        upon issuance of any Registered Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock, as applicable, that the Company is then authorized to issue under its certificate of incorporation and other relevant documents;

(vi)        at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Registered Shares offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

a.	with respect to the Registered Shares (other than the Resale Shares), when such shares of Common Stock have been duly executed, issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such shares of Common Stock will be validly issued, fully paid and non-assessable, and

June 4, 2010

b.	the Resale Shares are validly issued, fully paid and non-assessable shares of Common Stock.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A.        We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of California and the United States of America and to the extent relevant for our opinions herein, the Delaware General Corporation Law. This opinion is limited to the effect of the current state of the laws of the State of New York and the United States of America and the Delaware General Corporation Law and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.        We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, and (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws.

You have informed us that you intend to issue Registered Shares from time to time on a delayed or continuous basis, and we understand that prior to issuing any Registered Shares (other than the Resale Shares) pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Registered Shares are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP